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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement of Silverleaf Resorts, Inc. on Form S-8 of our report dated February 24, 1998 (March 6, 1998 as to the last two paragraphs of Note 15), appearing in the Annual Report on Form 10-K/A of Silverleaf Resorts, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


                                              DELOITTE & TOUCHE LLP

Dallas, Texas
September 30, 1998